Exhibit 10.21

Level 14, 60 Martin Place
Sydney NSW 2000 Australia

T +61 2 8248 5800 | F +61 2 8248 5899

Variation Deed to Loan Deed

between

Mawson Infrastructure Group pty Ltd

ACN 636 458 912

(Borrower)

and

W Advisors Pty Limited ACN 160 360 476 as trustee for the W Capital Advisors Fund

ABN 89 229 295 926

(Lender)

ADVICE | TRANSACTIONS | DISPUTES
Domestic & Cross Border

This deed is made on 29 September 2022

between	Mawson Infrastructure Group pty Ltd ACN 636 458 912 of Level 5, 97 Pacific
Highway, North Sydney NSW 2060 (Borrower)

and	W Advisors Pty Limited ACN 160 360 476 as trustee for the W Capital Advisors
Fund ABN 89 229 295 926 of 7 Pine Valley Road, Galston, NSW 2159 (Lender)

Recitals

A	The Lender and the Borrower are parties to the Loan Deed.
B	The parties wish to formally vary the Loan Deed and to record various other matters now agreed by them.

Now it is covenanted and agreed as follows:

1	Interpretation

1.1	Definition

In this document, unless the context otherwise requires:

Effective Date means the date of this document;

Loan Deed means the Loan Deed dated on or around 2 September 2022 made between the Lender and the Borrower; and

MIGI means Mawson Infrastructure Group, Inc.

1.2	Interpretation

Words and phrases used but not defined in this document will have the same meaning as in the Loan Deed.

2	Consideration

In consideration for the Lender agreeing to the variation in clause 3.1, the Borrower undertakes to procure that MIGI issues warrants to the Lender which is consistent with a market rate of return for a similar transaction, having regard to the market price of securities of MIGI as at 27 September 2022.

3	Variation and acknowledgements

3.1	Variation

On and from the Effective Date, the Loan Deed is varied by deleting “A$3,000,000.00ff from the Commitment in the Schedule and inserting in substitution, “A$8,000,000.00”

3.2	Acknowledgment

By its execution of this document the parties acknowledge that:

(a)	their obligations, liabilities and undertakings contained in each Security Agreement to which it is a party remain in full force and effect and are not lessened or diminished by the provisions of or the execution of this document; and

(b)	the recitals to this document are true and correct.

THOMSON GEER	Variation Deed to Loan Deed	Reference: VA 5102736 Legal/79978583_2

4	General

4.1	Consideration

Each party acknowledges to each other party that it enters into this document and incurs obligations and gives rights under it for valuable consideration provided by each other party.

4.2	Further action

The parties must do all things necessary or desirable to give full effect to the variation in clause 3.1 and this document.

4.3	Severability

A provision of this document that is illegal, invalid or unenforceable in a jurisdiction is ineffective in that jurisdiction to the extent of the illegality, invalidity or unenforceability. This does not affect the validity or enforceability of that provision in any other jurisdiction, nor the remainder of this document in any jurisdiction.

4.4	Counterparts

This document may be executed in any number of counterparts (including facsimile copies) and all counterparts taken together shall constitute one and the same instrument.

4.5	Governing law

This document shall be governed by and construed in accordance with the laws of New South Wales. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.

THOMSON GEER	Variation Deed to Loan Deed	Reference: VA 5102736 Legal/79978583_2

Executed as a deed

Executed as a deed by Mawson

Infrastructure Group Pty Ltd ACN 636 458

912 in accordance with section 127 of the

Corporations Act 2001 (Cth):

/s/ James Manning	/s/ Michael Hughes
Director	*Director

JAMES MANNING	MICHAEL HUGHES
Name of Director	Name of *Director
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed as a deed by W Advisers Pty

Limited ACN 160 360 476 as trustee for the

W Capital Advisors Fund ABN 89 229 295

926 in accordance with section 127 of the

Corporations Act 2001 (Ctn):

Director	*Director/*Company Secretary

Name of Director	Name of *Director/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Variation Deed to Loan Deed	Reference: VA 5102736 Legal/79978583_1

Level 14, 60 Martin Place
Sydney NSW 2000 Australia

T +61 2 8248 5800 | F +61 2 8248 5899

Corporate Guarantee

between

W Advisors Pty Limited ACN 160 360 476 as trustee for the W Capital Advisors Fund

ABN 89 229 295 926

(Lender)

and

Mawson Infrastructure Group Inc.

a Delaware company

(Guarantor)

ADVICE | TRANSACTIONS | DISPUTES
Domestic & Cross Border

Table of contents

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	5
2	Guarantee and Indemnity		6
	2.1	Consideration	6
	2.2	Guarantee	6
	2.3	Indemnity	6
	2.4	Payment or performance	7
	2.5	Nature of obligations	7
	2.6	Continuing obligations	7
	2.7	Obligations absolute and unconditional	7
3	Security Interest		8
4	Notices and other communications		9
	4.1	Service	9
	4.2	Effective on receipt	9
5	Governing law		10
6	General provision		10
	6.1	Waivers	10
	6.2	Remedies	10
	6.3	Severability	10
	6.4	Moratorium legislation	10
	6.5	Counterparts	10
	6.6	Electronicexecution	10

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

This deed is made on 29 September 2022

between	W Advisors Pty Limited ACN 160 360 476 as trustee for the W Capital Advisors Fund ABN 89 229 295 926 of 7 Pine Valley Road, Galston, NSW 2159 (Lender)

and	Mawson Infrastructure Group Inc a Delaware registered company of Level 5, 97 Pacific Highway, North Sydney, NSW 2000 (Guarantor)

Recitals

A	The Lender has provided financial accommodation to the Borrower pursuant to the Finance Documents.

B	The Guarantor is the Borrower’s parent company and has agreed.to guarantee the Borrower’s obligations on the terms of this deed.

Now it is agreed as follows:

1	Definitions and interpretation

1.1	Definitions

Assets means the assets owned by the Guarantor.

Borrower means Mawson Infrastructure Group Pty Ltd ACN 636 458 912.

Business Day means a day on which Banks are open for general banking business in Sydney, New South Wales, excluding Saturdays, Sundays and public holidays.

Collateral Security has the meaning given to that term in the Loan Deed.

Controller means, in relation to a person’s property:

(a)	a receiver or receiver and manager of that property; or

(b)	anyone else who (whether or not as agent for the person) is in possession, or has control of that property to enforce a Security Interest.

Corporations Act means the Corporations Act 2001 (Cth).

Finally Paid means where:

(a)	the Secured Moneys have been paid or satisfied in full; and

(b)	the Lender is satisfied that:

(i)	the Borrower will not owe any further Secured Moneys within a reasonable period of time; and

(ii)	no transaction (Including a payment) in connection with Secured Moneys may be void or voidable on the liquidation of the Borrower or any other party.

Finance Document means:

(a)	the Loan Deed;

(b)	the general security deed between the Borrower and the Lender dated on or around 2 September 2022;

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

(c)	the variation deed to loan deed between the Borrower and Lender dated on or around the date of this deed;

(d)	any Collateral Security;

(e)	this deed;

(f)	any document that the Borrower and the Lender agree is a ‘Finance Document’; and

(g)	any document entered into or given under or in connection with, or for the purpose of amending or novating, any document referred to above.

Government Agency means:

(a)	a government or government department;

(b)	a governmental, semi-governmental, regulatory or judicial entity or authority; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.

Guarantee means any guarantee, indemnity, suretyship, letter of credit, letter of comfort or any other obligation (whatever called and of whatever nature):

(a)	to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility in respect of an obligation or indebtedness, or the financial condition or solvency, of another person.

Guaranteed Obligations has the meaning given to that term in clause 2.2.

Insolvency Event means the occurrence of any of the following events in relation to any person:

(a)	the person becomes ‘insolvent’ as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable law;

(b)	the person is wound up, dissolved, deregistered, struck off the register of companies or declared bankrupt;

(c)	the person becomes an ‘insolvent under administration’ as defined in the Corporations Act;

(d)	a liquidator, provisional liquidator, Controller, administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of the person’s assets or undertaking;

(e)	the person enters into or becomes subject to:

(i)	any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or

(ii)	any re-organisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(f)	an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above;

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

(g)	the person is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand;

(h)	the person suspends payment of its debts, ceases or threatens to cease to carry on all or a material part of its business or becomes unable to pay its debts when they fall due;

(i)	the person dies, is physically or mentally incapacitated, ceases to be of full legal capacity or otherwise becomes incapable of managing its own affairs for any reason; or

(j)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the other paragraphs of this definition,

unless the event occurs as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved in writing by the Lender, and Insolvency has a corresponding meaning.

Loan has the meaning given to that term in the Loan Deed.

Loan Deed means the loan deed between the Borrower and the Lender dated 2 September 2022.

Liquidation means:

(a)	a winding up, dissolution, liquidation, provisional liquidation, administration, bankruptcy or other proceeding for which an external administrator is appointed, or an analogous or equivalent event or proceeding in any jurisdiction; or

(b)	an arrangement, moratorium, assignment, reorganisation, reconstruction or composition with, involving or for the benefit of creditors or any class or group of them.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine, outgoing or payment suffered, paid or incurred.

Power means any right, power, discretion or remedy of an enforcing party under any Finance Document or any applicable law.

Related Entity has the meaning given to that term in the Corporations Act.

Secured Moneys means all money and amounts (in any currency) that the Borrower is or may become liable for at any time (presently, prospectively or contingently, whether alone or not and in any capacity) to pay to or for the account of the Lender or any Related Entity of the Lender (whether alone or not and in any capacity), including under or in connection with the Finance Documents. It includes money and amounts:

(a)	in the nature of principal, interest, fees, charges, Taxes, duties or other imposts, liquidated or unliquidated damages (whether for breach of contract or tort or incurred on any other ground), losses, indemnities, Guarantee obligations, costs or expenses;

(b)	which are owed to or incurred for the account of the Lender or any Related Entity of the Lender directly or as a result of:

(i)	the assignment or transfer to the Lender or any Related Entity of the Lender of any debt or liability of the Borrower (whether by way of assignment, transfer or otherwise); or

(ii)	any other dealing with any such debt or liability;

(c)	whether arising or contemplated:

(i)	before or after the date of any Finance Document; or

(ii)	as a result of any assignment (with or without the Borrower’s consent) of any debt, liability or Finance Document; and/or

(d)	which a person would be liable to pay but for an Insolvency Event in respect of that person.

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

Security Interest means an interest or power:

(a)	reserved in or over any interest in any asset including, but not limited to, any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), hypothecation, lien, pledge, caveat, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above.

Tax includes a tax, levy, duty or charge (and associated penalty or interest) imposed by a Government Agency. It includes stamp duty and other taxes of a similar nature, income tax, withholding tax, GST and transaction taxes and duties but does not include tax on the overall net income of the Lender.

1.2	Interpretation

In this deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this deed;

(d)	headings are for convenience and do not affect interpretation;

(e)	the background or recitals to this deed are adopted as and form part of this deed;

(f)	a reference to any document, agreement or deed includes a reference to that document, agreement or deed as amended, novated, supplemented, varied or replaced from time to time;

(g)	a reference to a time is a reference to Sydney time;

(h)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(i)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, Government Agencies and vice versa;

(j)	a reference to any legislation or to any provision of any legislation includes:

(i)	any modification or re-enactment of the legislation;

(ii)	any legislative provision substituted for, and all iegislation, statutory Instruments and regulations issued under, the legislation or provision; and

(iii)	where relevant, corresponding legislation in any Australian State or Territory;

(k)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it;

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

(i)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation;

(m)	a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(m) implies that performance of part of an obligation constitutes performance of the obligation;

(n)	a reference to property or an asset includes any real or personal, present or future,, tangible or intangible property, asset or undertaking and any right, benefit, interest or revenue in, under or derived from the property or asset;

(o)	a reference to deed other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding, whether or not in writing;

(p)	a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind; and

(q)	a reference to a body (including, but not limited to, an institute, association or authority) whether statutory or not:

(i)	which ceases to exist; or

(ii)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

2	Guarantee and Indemnity

2.1	Consideration

The Guarantor acknowledges and agrees that it incurs obligations and gives rights under the Finance Documents in return for the Lender agreeing to vary the Loan at the Borrower’s request and for other valuable consideration re’ceived from the Lender and the Borrower (receipt of which has been acknowledged).

2.2	Guarantee

The Guarantor irrevocably and unconditionally guarantees to the Lender:

(a)	the due and punctual payment of the Secured Moneys in accordance with the Finance Documents; and

(b)	the performance by the Borrower of all of their other obligations under or in connection with the Finance Documents

(Guaranteed Obligations).

2.3	Indemnity

The Guarantor indemnifies the Lender against, and agrees to pay to the Lender on demand amounts equal to, any Loss of the Lender suffered or incurred as a result of or in connection with:

(a)	the Borrower failing, or being unable, to pay the Secured Moneys or perform any of its obligations in accordance with the Finance Documents;

(b)	any Secured Moneys (or money which would be Secured Moneys if recoverable) not being recoverable from the Borrower;

(c)	any Guaranteed Obligations (or obligations which would be Guaranteed Obligations if not illegal, void, voidable or unenforceable) being or becoming illegal, void, voidable or unenforceable;

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

(d)	any right to demand payment by the Borrower of any Secured Moneys, or any right to declare any Secured Moneys to be due and payable, being or becoming unenforceable, or being or becoming subject to a stay;

(e)	the Guarantor failing, or being unable, to pay the Lender an amount under clause 2.2 or otherwise defaulting under the Finance Documents;

(f)	any Insolvency Event in respect of the Borrower and the preservation or enforcement of the Lender’s rights as a result of the occurrence of any Insolvency Event in respect of the Borrower, including obtaining advice or any form of assistance in this regard; or

(g)	any person exercising, or not exercising, rights under the Finance Documents,

in each case, for any reason and whether or not the Lender knew or ought to have known about those matters.

2.4	Payment or performance

If any amount of the Secured Moneys (or money which would be Secured Moneys if its payment was recoverable or not illegal, void, voidable, unenforceable or subject to a stay) is not paid when due and in the manner required, the Guarantor must pay that money on demand to, or as directed by, the Lender, as if it were the principal obligor. Any other money payable by the Guarantor under this clause 2 must also be paid on demand to, or as directed by, the Lender. If the Borrower fails to perform any of the other Guaranteed Obligations, the Guarantor must perform, or procure the performance of, those obligations (without the need for demand by the Lender) in accordance.with the Finance Documents.

2.5	Nature of obligations

The obligations of the Guarantor under this clause 2:

(a)	are principal obligations and will not be treated as ancillary or collateral to any other right or obligation;

(b)	are in addition to, and not prejudiced by, any other Guarantee or Security Interest now or later held by the Lender; and

(c)	may be enforced against it without the Lender first being required to proceed against, or enforce or exhaust any other right, remedy or Security Interest or claim payment from, any other person.

2.6	Continuing obligations

The obligations of the Guarantor under this clause 2:

(a)	extend to the present and future balance of all the Secured Moneys;

(b)	are continuing obligations and will remain in full force and effect (despite any intervening payment, settlement of account or any other thing); and

(c)	continue until all Secured Moneys are Finally Paid or a formal discharge of this guarantee and indemnity is given to it by the Lender.

2.7	Obligations absolute and unconditional

The obligations of the Guarantor under this clause 2 are absolute, unconditional and irrevocable. The Guarantor’s liability under this clause 2 is not adversely affected by anything that would otherwise reduce or discharge that liability, including:

(a)	any increase in, or variation or replacement of, financial accommodation (including any arrangement relating to the Secured Moneys) provided to any person;

(b)	any time, waiver, concession (such as more time to pay) or consent granted to, or composition with, the Borrower or any other person;

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

(c)	the opening of any account with the Lender;

(d)	any transaction, agreement (including a Finance Document) or arrangement (or a variation, novation or assignment of such a transaction, agreement or arrangement) between the Lender, the Borrower or any other person;

(e)	an Insolvency Event in respect of the Borrower or any other person;

(f)	any judgment or order being obtained or made against, or the conduct of any proceedings by the Borrower or any other person;

(g)	an obligation of the Borrower or a Finance Document being or becoming, in whole or in part, illegal, void, voidable, unenforceable, defective, released, waived, impaired, novated, enforced or impossible or illegal to perform;

(h)	the whole or partial discharge or release of, or the granting of, a Security Interest;

(i)	the Secured Moneys not being recoverable or the liability of the Borrower or any other person to the Lender ceasing or reducing (including due to a release or discharge by the Lender or by law);

(j)	the failure of the Borrower or other person to execute any Finance Document;

(k)	the exercise or non-exercise of any Power (including any right to terminate a contract);

(l)	any set-off, combination of accounts or counterclaim;

(m)	any Secured Property being destroyed, forfeited, extinguished, surrendered or resumed;

(n)	the fact that a person:

(i)	who was intended to guarantee the Borrower’s obligations does not do so or does not do so effectively; or

(ii)	becomes a Guarantor or ceases to be a Guarantor after the date of this deed;

(o)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the membership or status of the Borrower or any other person; or

(p)	any default, misrepresentation, negligence, breach of contract, misconduct, acquiescence, delay, waiver, mistake, failure to give notice or other act or omission (whether or not prejudicial to the Borrower) by the Lender or any other person, regardless of whether it, the Lender or any other person is aware of, or consents to, any of these matters and despite any legal rule to the contrary.

3	Security Interest

(a)	The Guarantor hereby grants a security interest in the Assets in favor of the Lender to secure the obligations of the Borrower to pay the repayment in full under the Finance Documents.

(b)	The Borrower may, at such time as it determines appropriate, file a UCC 1 Financing Statement in such places as it determines to evidence the security interest granted by the Guarantor to the Lender under this deed.

(c)	Upon the occurrence of a payment default by the Borrower’, the Lender may, in addition to any other remedies provided herein, take possession of the Assets, without liability for trespass or conversion, for itself or sell the same at public or private sale, with or without having such property at the sale, after giving the Borrower and the Guarantor reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale the Borrower or the Guarantor or its assigns may purchase unless otherwise prohibited by law.

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

(d)	Unless otherwise provided by law, and without intending to exclude any other manner of giving the Borrower or the Guarantor reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in clause 4 at least ten (10) Business Days before the time of sale.

(e)	The proceeds from any such disposition, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the Security Interest granted in this clause. Any surplus shall be paid to the Borrower or the Guarantor as otherwise required by law, and the Borrower or the Guarantor shall pay any deficiencies forthwith.

(f)	Once the Secured Moneys is paid in full, such Security Interest shall be terminated and of no further force or effect without any further authorization or approval of the Lender. The Lender agrees to cancel all UCC 1 Financing Statements upon the termination of the security interest, if applicable.

4	Notices and other communications

4.1	Service

A notice, request, demand, approval, consent or other communication (“Notice”) given by a party in connection with this deed must be:

(a)	in writing, in English and signed by the party or, where transmitted by e-mail, sent by an authorised officer of the party;

(b)	directed to the recipient’s address for notices (as last notified by the recipient to the sender); and

(c)	hand delivered or sent by prepaid post (airmail if posted to or from outside Australia) or transmitted by e-mail to that address.

4.2	Effective on receipt

A Notice given in accordance with clause 4.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, either:

(i)	on the day on which the relevant postal service estimates delivery will occur; or

(ii)	on the first day of the period during which the relevant postal service estimates delivery will occur,

(iii)	based on the most recent estimate published by the relevant postal service as at the date on which the Notice is sent; and

(c)	if transmitted by e-mail, on transmission,

but if the delivery, receipt or transmission is not received on (or is received after 5:00 pm on) a Business Day, the Notice is taken to be received at 9:00 am on the next Business Day.

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

5	Governing law

This deed shall be governed by and construed under the law in the State of New South Wales.

6	General provision

6.1	Waivers

Any failure or delay by the Lender to exercise any right under this deed or any other Finance Document shall not operate as a waiver and the single or partial exercise of any right by the Lender shall not preclude any other or further exercise of that or any other right by the Lender.

6.2	Remedies

The rights of the Lender under this deed are cumulative and not exclusive of any rights provided by law.

6.3	Severability

Any provision of this deed which is invalid in any jurisdiction shall be invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this deed or the validity of that provision in any other jurisdiction.

6.4	Moratorium legislation

The provisions of legislation at any time operating directly or indirectly to lessen or otherwise vary or affect in favour of the Guarantor any liability under this deed or delay or otherwise prevent or have a prejudicial effect on the exercise by the Lender of any right are negatived and excluded from this deed, to the fullest extent permitted by law.

6.5	Counterparts

This deed may be executed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same document.

6.6	Electronic execution

A party may sign electronically a soft copy of this deed through DocuSign (or any other platform approved by the Lender), and bind itself accordingly. This will satisfy any statutory or other requirements for this deed to be in writing and signed by that party. The parties intend that:

(a)	any soft copy so signed will constitute an executed original counterpart, and any print out of the copy with the relevant signatures appearing will also constitute an executed original counterpart; and

(b)	each signatory confirms that their signature appearing in this deed, including any such print-out (irrespective of which party printed it), is their personal signature authenticating it.

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_3

Executed as a deed

Lender

Executed as a deed by W Advisors Pty

Limited ACN 614171 078 as trustee for the

W Capital Advisors Fund ABN 89 229 295

926 in accordance with section 127 of the

Corporations Act 2001 (Cth):

/s/ Darron Wolter
Darron Wolter - Sole Director

Guarantors

Executed by Mawson Infrastructure Group Inc.
a Delaware company by its authorised
representative:

Authorised Representative
sep 29, 2022

Name of authorised representative

Corproate Guarantee	Reference: VA:5199840 Legal/79993694_1